CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.  333-87749 and 333-32342) and Form S-8 (Nos.  333-69951, 333-90635, 333-39460, 333-64542) of The Hackett Group, Inc. of our reports dated March 16, 2016, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of The Hackett Group, Inc. for the year ended January 1, 2016.

/s/ RSM US LLP

Fort Lauderdale, Florida

March 16, 2016